September 14, 1999

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Re:  Ramtron International Corporation - Registration
     Statement on Form S-3

Ladies and Gentlemen:

We have acted as securities counsel for Ramtron International Corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), being filed with the Securities and Exchange Commission (the "Commission") on September 14, 1999, in connection with the registration of 2,985,659 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), which Shares are to be offered and sold from time to time by certain stockholders of the Company (the "Selling Security Holders"). Included in the 2,985,659 Shares being registered pursuant to the Registration Statement are: (i) 253,723 Shares which may be issued by the Company upon conversion of the currently outstanding shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred"), issued in February 1998 to accredited investors in a private placement; (ii) 464,532 Shares which may be issued by the Company upon conversion of the Series A Preferred issuable upon exercise of the currently outstanding Series A Preferred Warrants issued to affiliates of the placement agents in connection with such private placement; (iii) 1,104,746 Shares issued in August, 1999, upon conversion of shares of Series A Preferred; (iv) 466,337 Shares issued in a June 1999 private placement to three affiliates of Dimensional Fund Advisors, Inc. (the "DFA Affiliates"), pursuant to share repricing rights in the Company's common stock purchase agreement entered into with the DFA Affiliates in connection with the Company's December 1997 private placement with the DFA Affiliates; and (v) 696,321 Shares which may be issued by the Company upon conversion of the outstanding principal, and accrued and unpaid interest, under promissory notes dated July 30, 1999 (the "Convertible Promissory Notes"), issued by the Company in a private placement to the DFA Affiliates.

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In connection with the preparation of the Registration Statement we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, instruments, records, agreements, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and when, in the case of the Shares referred to in items (i), (ii) and (v) in the first paragraph above, such Shares are issued in accordance with the terms of the instruments providing for the issuance thereof, and, in the case of all of the Shares, such Shares are sold in accordance with the prospectus forming a part of the effective Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

We are opining herein as to the effect on the subject transaction only of United States federal law and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Very truly yours,


/S/ Coudert Brothers
COUDERT BROTHERS

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